Exhibit 10.2

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), is dated as of the 19th day of March, 2014, by and between (i) BOSTON SCIENTIFIC NEUROMODULATION CORPORATION, a Delaware corporation (“Purchaser”), and (ii) MRI INTERVENTIONS, INC., a Delaware corporation (“Seller”). Boston Scientific Corporation, a Delaware corporation (“BSC”), and Cardiac Pacemakers, Inc., a Minnesota corporation (“CPI”), both of which are Affiliates of Purchaser, join in the execution of this Agreement for the limited purposes set forth below. Certain capitalized terms used herein are defined in Section 7.2 hereof.

WHEREAS, Purchaser wishes to purchase, and Seller wishes to sell, certain of Seller’s intellectual property assets, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, Purchaser and Seller agree as follows:

ARTICLE I
PURCHASE AND SALE OF ASSETS

1.1       Sale and Purchase of Assets. On the terms and subject to the conditions and other provisions set forth in this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, all of Seller’s right, title and interest in and to all of the following intellectual property or proprietary rights (the “Transferred Intellectual Property”):

(i) United States patent application [***] entitled [***] and the patent issuing therefrom;

(ii) United States patent application [***] entitled [***] and the patent issuing therefrom;

(iii) all foreign patent applications, and the patents issuing therefrom, corresponding to the intellectual property set forth in foregoing clauses (i) and (ii);

(iv) any and all related United States and foreign provisionals, continuations, divisions, continuations-in-part, extensions, renewals, reissues, revivals, reexaminations and extensions thereof, any national phase PCT applications, any PCT international applications, and all foreign counterparts, and any and all patents issuing therefrom, corresponding to the intellectual property set forth in foregoing clauses (i), (ii) and (iii); and

(v)     all remedies against infringements of the intellectual property set forth in foregoing clauses (i), (ii), (iii) and (iv), rights to protection of interests therein, all income, royalties and payments receivable in respect thereof, and all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind with respect thereto (including all damages and payments for past, present or future infringement or misappropriation of such intellectual property, the right to sue and recover for past infringements or misappropriations of such intellectual property, and any and all corresponding rights that have been, now or hereafter may be secured throughout the world with respect to any such intellectual property).

The Transferred Intellectual Property described in the foregoing clauses (i), (ii), (iii) and (iv) includes the intellectual property listed on Schedule 1.1 hereto.

1.2       Assumption of Liabilities. Purchaser is not assuming (and nothing in this Agreement shall be construed as causing or requiring Purchaser to assume), and will not be liable for, any debts, liabilities, payables, commitments, and/or obligations of any kind or nature whatsoever of Seller, whether absolute or contingent, liquidated or unliquidated, secured or unsecured, and whether or not accrued, matured, known or suspected, or related to or arising from the Transferred Intellectual Property, and whether existing on or arising after the Closing Date or, regardless of when asserted, related to periods prior to the Closing Date (all of such liabilities, the “Retained Liabilities”). Seller shall remain fully and solely liable with respect to all of the Retained Liabilities. For the avoidance of doubt, Retained Liabilities shall not include patent prosecution and maintenance costs, expenses and fees related to the Transferred Intellectual Property (“Patent Prosecution Costs”), whether arising prior to the Closing Date under the BSN Agreements or CPI Agreements or arising after the Closing Date. Purchaser and its Affiliates shall be, and shall remain, responsible for such Patent Prosecution Costs.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

1.3       Purchaser License Agreement. The Transferred Intellectual Property described in clauses (i) – (iv) in Section 1.1 above will be subject to a license to be granted by Purchaser to Seller pursuant to a Purchaser License Agreement, in substantially the form attached hereto as Exhibit A, limited to the field described in such Purchaser License Agreement.

1.4       Closing Date Consideration. The purchase price for the Transferred Intellectual Property (the “Purchase Price”) shall be Four Million Three Hundred Thirty Eight Thousand Six Hundred One and 24/100 Dollars ($4,338,601.24). The Purchase Price shall be paid at Closing, in consideration for the sale of the Transferred Intellectual Property to Purchaser and subject to the terms and conditions set forth herein, by cancellation of all obligations owing by Seller to BSC pursuant to (i) the Amended and Restated Secured Convertible Promissory Note dated October 16, 2009 and restated February 2, 2012 in the principal amount of $2,492,931.51, (ii) the Amended and Restated Secured Convertible Promissory Note dated November 17, 2009 and restated February 2, 2012 in the principal amount of $926,893.15 and (iii) the Amended and Restated Secured Convertible Promissory Note dated December 18, 2009 and restated February 2, 2012 in the principal amount of $918,776.58 (collectively, the “Notes”). Accordingly, upon the Closing, all of Seller’s obligations under the Notes shall be cancelled.

1.5       Release and Discharge of Liens. Upon the Closing, all encumbrances and liens on, all pledges of, and all security interests in, any and all assets, properties and rights of Seller securing Seller’s obligations under the Notes (the “BSC Liens”) shall be released and discharged in all respects.

1.6       Transfer Documents. At the Closing, Purchaser and Seller will enter into the following additional agreements (the “Transfer Documents”):

(a)     an Assignment of Patents and Patent Applications, in substantially the form attached hereto as Exhibit B; and

(b)     a Bill of Sale and Assignment, in substantially the form attached hereto as Exhibit C.

1.7       Amendments. At the Closing, Seller and each of Purchaser and CPI, as applicable, will enter into the following additional agreements (the “Amendments”) pursuant to which (i) all payment obligations by Purchaser and CPI to Seller pursuant to the BSN Agreements or the CPI Agreements shall be cancelled, except to the extent required under Seller’s pre-existing licenses from The Johns Hopkins University and (ii) the licenses granted by Seller to each of Purchaser and CPI as applicable, shall be royalty- and milestone-free with respect to licensed technology owned or controlled by Seller (subject to such licenses from The Johns Hopkins University):

(a)     an Amendment to the CPI Agreements, in substantially the form attached hereto as Exhibit D; and

(b)     an Amendment to the BSN Agreements, in substantially the form attached hereto as Exhibit E.

1.8       Closing. The closing of the sale of the Transferred Intellectual Property to Purchaser and the related transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of Latham & Watkins LLP, 200 Clarendon Street, Boston, Massachusetts (or such other manner, date, time or place as the parties may agree, including remotely via the exchange of documents and signatures) on the date hereof (the “Closing Date”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser as follows:

2.1       Organization, Good Standing and Qualification. Seller (i) is a corporation validly existing and in good standing under the laws of Delaware and (ii) has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Transfer Documents, the Amendments and the Purchaser License Agreement, and to perform its obligations under, and carry out the provisions of, this Agreement, the Transfer Documents, the Amendments and the Purchaser License Agreement.

2.2       Authorization; Binding Obligations; Governmental Consents.

(a)     All corporate action on the part of Seller, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Transfer Documents, the Amendments and the Purchaser License Agreement, and the performance of all obligations of Seller hereunder and thereunder, has been taken. This Agreement is and the Transfer Documents, the Amendments and the Purchaser License Agreement will be, upon execution and delivery in connection with the Closing, valid and legally binding obligations of Seller, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)     Other than filings required to be made with the U.S. Patent and Trademark Office to assign the Transferred Intellectual Property, no consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of Seller is required in connection with the execution and delivery of this Agreement, the Transfer Documents, the Amendments or the Purchaser License Agreement and the consummation of the transactions contemplated hereby or thereby.

2.3       Compliance with Other Instruments. The execution, delivery and performance of this Agreement will not result in any violation of Seller’s certificate of incorporation or bylaws, or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any provision, instrument, judgment, order, writ, decree or material contract, or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of Seller or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the business, operations or any of the assets or properties of Seller.

2.4       Compliance with Law. The execution, delivery and performance of this Agreement do not conflict with, or result in any breach of any provision of, any law, regulation or order applicable to Seller.

2.5      Third Party Consents. No permit, approval, authorization or consent of any Third Party (excluding Governmental Authorities) is required in connection with the execution, delivery and performance by Seller of this Agreement, the Transfer Documents, the Amendments or the Purchaser License Agreement, or the consummation of the transactions contemplated hereby or thereby, other than any such permit, approval, authorization or consent that has been obtained prior to the date of this Agreement.

2.6      Title to Assets. Seller is the lawful owner of and has good and valid title to all of the Transferred Intellectual Property, and has the full right to sell, convey, transfer, assign and deliver the Transferred Intellectual Property to Purchaser. All of the Transferred Intellectual Property is entirely free and clear of any and all liens and encumbrances of Third Parties. Upon the Closing, Seller will convey the Transferred Intellectual Property to Purchaser, and Purchaser will have good and valid title to all of the Transferred Intellectual Property, free and clear of all liens and encumbrances arising from or under Seller.

2.7       Intellectual Property.

(a)       Subject to the existing right, title and interest of Purchaser and CPI, as applicable, in the Transferred Intellectual Property, Seller is the sole owner of the entire right, title and interest in and to the Transferred Intellectual Property. Seller has not granted any license or other right to any Third Party with respect to the Transferred Intellectual Property.

(b)       No action or claim has been asserted or is pending or, to Seller’s knowledge, threatened in writing by any person alleging that the use of the Transferred Intellectual Property interferes with, conflicts with, infringes upon, misappropriates or otherwise violates the intellectual property rights of any Third Party. Seller has no present knowledge from which it could reasonably conclude that the Transferred Intellectual Property is invalid or unenforceable, and, to Seller’s knowledge, the same has not been adjudged invalid or unenforceable in whole or in part. No claims or actions are pending or, to Seller’s knowledge, threatened in writing against Seller based upon or challenging or seeking to deny or restrict the ownership by Seller of any of the Transferred Intellectual Property. To the knowledge of Seller, no person is engaging in any activity that infringes or misappropriates the Transferred Intellectual Property.

(c)       Seller has not agreed and is not otherwise obligated to indemnify or agree or otherwise obligated to a covenant not to sue any Third Party for or against any infringement, misappropriation, or other violation with respect to any Transferred Intellectual Property. Seller is not obligated to provide any consideration (whether financial or otherwise) or account to any Third Party with respect to any exercise of rights by Seller, or any successor to Seller, in any Transferred Intellectual Property.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

3.1       Organization, Good Standing and Qualification. Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware. Each of Purchaser, BSC and CPI has all requisite corporate power and authority to carry on its business as now conducted, to own and operate its properties and assets, to execute and deliver this Agreement, the Transfer Documents, the Amendments and the Purchaser License Agreement, as applicable, and to perform its obligations under, and carry out the provisions of, this Agreement, the Transfer Documents, the Amendments and the Purchaser License Agreement, as applicable.

3.2     Authorization; Binding Obligations; Governmental Consents.

  (a)     All corporate action on the part of Purchaser, BSC, CPI and their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Transfer Documents, the Amendments and the Purchaser License Agreement, and the performance of all obligations of hereunder and thereunder, have been taken. This Agreement is a valid and legally binding obligation of Purchaser (and BSC and CPI, for the limited purposes for which they join in the execution of this Agreement) enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

  (b)     No consent, approval, permit, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of Purchaser, BSC or CPI is required in connection with the execution and delivery of this Agreement, the Transfer Documents, the Amendments or the Purchaser License Agreement and the consummation of the transactions contemplated hereby or thereby (other than customary notice filings with the Delaware Secretary of State and the U.S. Patent and Trademark Office to evidence the release and discharge of the BSC Liens upon the Closing).

3.3     Compliance with Other Instruments. The execution, delivery and performance of this Agreement will not result in any violation of Purchaser’s certificate of incorporation or bylaws, or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any provision, instrument, judgment, order, writ, decree or material contract, or result in the creation of any mortgage, pledge, lien, charge or encumbrance upon any of the properties or assets of Purchaser or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to the business, operations or any of the assets or properties of Purchaser.

3.4     Compliance with Law. The execution, delivery and performance of this Agreement do not conflict with, or result in any breach of any provision of, any law, regulation or order applicable to Purchaser, BSC or CPI.

3.5     Third Party Consents. No permit, approval, authorization or consent of any Third Party (excluding Governmental Authorities) is required in connection with the execution, delivery and performance by Purchaser, BSC or CPI, as applicable, of this Agreement, the Transfer Documents, the Amendments or the Purchaser License Agreement, or the consummation of the transactions contemplated hereby or thereby.

ARTICLE IV
ADDITIONAL AGREEMENTS

4.1     Further Assurances. In case, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of Seller and Purchaser shall use their commercially reasonable best efforts to take, or cause to be taken, all such action. Without limiting the foregoing, Seller hereby agrees with Purchaser that, following the Closing Date, Seller will execute, acknowledge and deliver, or will cause to be executed, acknowledged and delivered, all such further transfers, assignments and conveyances, powers of attorney and assurances for selling, transferring, assigning, conveying and confirming to Purchaser the Transferred Intellectual Property or for aiding and assisting in collecting or reducing to possession, any or all of the Transferred Intellectual Property, as Purchaser shall reasonably request. To the extent the Transferred Intellectual Property includes non-United States patents and patent applications, Seller will deliver to Purchaser’s representatives executed documents in a form as may be required in the non-U.S. jurisdiction in order to perfect the assignment to Purchaser of the non-U.S. patents and patent applications.

4.2       Public Announcements. Seller shall not issue any press release or otherwise make any public statement or announcement with respect to this Agreement, the Amendments, the Purchaser License Agreement or the acquisition contemplated hereby and related transactions, without the written consent of Purchaser. Notwithstanding the foregoing, Seller is permitted (a) to file a Form 8-K in the form attached hereto as Exhibit F, (b) to make public statements regarding the content of such Form 8-K to investors and in earnings calls consistent with the disclosure set forth in such Form 8-K, (c) to include written disclosure in the Company’s reports filed from time to time with the Securities and Exchange Commission that is consistent with the disclosure set forth in such Form 8-K, and (d) to file this Agreement, the Purchaser License Agreement and the Amendments as exhibits to Seller’s next Form 10-Q so long as Seller requests confidential treatment with respect to such documents which is reasonably acceptable to Purchaser.

4.3       Release Documents. Promptly following the Closing, Purchaser shall deliver, or cause to be delivered, to Seller UCC-3 termination statements and releases of the BSC Liens to be filed with the US Patent and Trademark Office.

ARTICLE V
CLOSING DELIVERIES

5.1       Closing Deliveries of Seller. At the Closing, Seller shall deliver to Purchaser:

(a)     executed counterpart signatures to each of the Transfer Documents;

(b)     executed counterpart signatures to each of the Amendments and the Purchaser License Agreement;

(c)     documents evidencing the release and discharge of all liens of Third Parties on the Transferred Intellectual Property;

(d)     a certificate executed by the Secretary of Seller, dated as of the Closing Date, certifying as to and, where appropriate, attaching certified copies of, (i) the resolutions duly adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement, the Transfer Documents, the Amendments and the Purchaser License Agreement and the consummation of all of the transactions contemplated hereby and thereby, (ii) Seller’s certificate of incorporation and bylaws, each as in effect at the Closing Date, and (iii) the name, title, incumbency and signatures of the officers of Seller authorized to execute this Agreement, the Transfer Documents, the Amendments and the Purchaser License Agreement; and

(e)     consents or approvals of each person whose consent or approval shall be required in connection with the Closing, if any, under all notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises and other instruments or obligations to which Seller is a party.

5.2       Closing Deliveries of Purchaser. At the Closing, Purchaser shall deliver, or cause to be delivered, to Seller:

(a)     the original Notes, each marked “cancelled”;

(b)     executed confirmation of satisfaction of indebtedness; and

(c)     executed counterpart signatures to each of the Transfer Documents, the Amendments and the Purchaser License Agreement.

ARTICLE VI
INDEMNIFICATION

6.1      Seller Indemnification. Without limiting Purchaser’s other remedies in respect of this Agreement, Seller shall indemnify, defend and hold harmless Purchaser, and its directors, officers, employees, representatives and other Affiliates, from and against any and all Damages related to or arising out of or in connection with:

(a)     any breach by Seller of any representation, warranty, covenant, agreement, obligation or undertaking made by Seller in or pursuant to this Agreement or the Transfer Documents;

(b)     any claims made by any stockholder based upon any alleged breach of fiduciary or other duty by any officer or director of Seller in connection with this Agreement or the transactions contemplated hereby; and

(c)     any Retained Liabilities.

6.2      Purchaser Indemnification. Without limiting Seller’s other remedies in respect of this Agreement, Purchaser shall indemnify, defend and hold harmless Seller, and its directors, officers, employees, representatives and other Affiliates, from and against any and all Damages related to or arising out of or in connection with any breach by Purchaser of any representation, warranty, covenant, agreement, obligation or undertaking made by Purchaser in or pursuant to this Agreement.

ARTICLE VII
GENERAL PROVISIONS

7.1      Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person or facsimile (received by the person to which it is addressed prior to 5 p.m., local time, on a business day for such person), by registered or certified mail (postage prepaid, return receipt requested) or by recognized overnight courier service to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.1):

if to Purchaser:

c/o Boston Scientific Corporation
One Boston Scientific Place
Natick, Massachusetts 01760
Attention:  Chief Financial Officer
Facsimile:  508-650-8956

with a copy to:

Boston Scientific Corporation

One Boston Scientific Place

Natick, Massachusetts 01760

Attention:   Chief Corporate Counsel

Facsimile:  508-650-8956

if to Seller:

MRI Interventions, Inc.

40 S. Main St., Suite 2550

Memphis, TN 38103

Attention: Vice President, Business Affairs

Facsimile: 901-522-9400

with a copy to:

MRI Interventions, Inc.

40 S. Main St., Suite 2550

Memphis, TN 38103

Attention: Chief Financial Officer

Facsimile: 901-522-9400

7.2      Certain Definitions. For purposes of this Agreement, the term:

“Affiliate” means, with respect to any person or entity, any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

“business day” (whether such term is capitalized or not) means any day other than Saturday, Sunday or a legal holiday on which banks located in Boston, Massachusetts are open for business.

“BSN Agreements” means (i) that certain Technology License Agreement, effective as of December 30, 2005, by and between Seller (f/k/a Surgi-Vision, Inc.) and Purchaser (f/k/a Advanced Bionics Corporation), as amended June 30, 2007, March 19, 2008 and February 2, 2012, and (ii) that certain System and Lead Development and Transfer Agreement, effective as of December 30, 2005, by and between Seller (f/k/a Surgi-Vision, Inc.) and Purchaser (f/k/a Advanced Bionics Corporation), as amended May 31, 2006, June 30, 2007, March 19, 2008 and February 2, 2012.

“CPI Agreements” means (i) that certain Technology License Agreement, effective as of March 19, 2008, by and between Seller (f/k/a Surgi-Vision, Inc.) and CPI, and (ii) that certain Development Agreement, effective as of March 19, 2008, by and between Seller (f/k/a Surgi-Vision, Inc.) and CPI.

“Damages” means all damages, losses, costs, and expenses incurred or suffered by a party with respect to or relating to an event, circumstance or state of facts. Damages shall specifically include court costs and the reasonable fees and expenses of legal counsel arising out of or relating to any direct or Third-Party claims, demands, actions, causes of action, suits, litigations, arbitrations or liabilities. Notwithstanding the foregoing, Damages shall not include consequential, indirect, incidental, special, exemplary, punitive or enhanced damages, lost profits or revenues or diminution in value, unless claimed by a Third Party.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Third Party” means a person other than Seller, Purchaser and any Affiliate of Purchaser.

The following table sets forth certain other defined terms and the Section of the Agreement in which the meaning of each such term appears:

Section
“Agreement”	Preamble
“Amendments”	1.7
“BSC”	Preamble
“BSC Liens”	1.5
“Closing”	1.8
“Closing Date”	1.8
“CPI”	Preamble
“Notes”	1.4
“Patent Prosecution Costs”	1.2
“Purchase Price”	1.4
“Purchaser”	Preamble
“Purchaser License Agreement”	1.3
“Retained Liabilities”	1.2
“Seller”	Preamble
“Transfer Documents”	1.6
“Transferred Intellectual Property”	1.1

7.3     Fees and Expenses. Each party shall pay its own expenses incurred in connection with the negotiation and consummation of this Agreement, including legal and accounting fees and expenses of their representatives and agents.

7.4     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Closing be consummated as originally contemplated to the fullest extent possible.

7.5     Entire Agreement; Assignment. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise, except that (i) Purchaser may assign all or any of its rights and obligations hereunder to any Affiliate of Purchaser, provided that no such assignment to an Affiliate shall relieve Purchaser of its obligations hereunder, and (ii) after the Closing Date, (a) Purchaser may assign all of its rights and obligations hereunder to a person that acquires all of the capital stock, or substantially all of the assets, of the division or business unit of Purchaser responsible for the Transferred Intellectual Property, and (b) Seller may assign all of its rights and obligations hereunder to a person that acquires all of the capital stock, or substantially all of the assets, of Seller; provided, in each case, that such person assumes this Agreement, in writing, and agrees to be bound by and to comply with all of the terms and conditions hereof.

7.6      Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and, except as specifically contemplated or required herein, nothing in this Agreement, express or implied is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.7       Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with the terms hereof and that the parties hereof shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

7.8       Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts executed in and to be performed in that state.

7.9       Consent to Jurisdiction.

(a)     EACH OF PURCHASER AND SELLER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF PURCHASER AND SELLER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED EXCLUSIVELY IN ANY MASSACHUSETTS STATE OR FEDERAL COURT SITTING IN THE CITY OF BOSTON. EACH OF PURCHASER AND SELLER AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)     EACH OF PURCHASER AND SELLER IRREVOCABLY CONSENT TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY. NOTHING IN THIS SECTION 7.9 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

7.10     Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “include,” “includes,” or “including” appears in this Agreement, it shall be deemed in each instance to be followed by the words “without limitation.”

7.11     Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Asset Purchase Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

BOSTON SCIENTIFIC NEUROMODULATION CORPORATION

By:	/s/ Dan Brennan
Name: Dan Brennan
Title: Executive Vice President and Chief Financial Officer

MRI INTERVENTIONS, INC.

By:	/s/ Kimble Jenkins
Name: Kimble Jenkins
Title: Chief Executive Officer

JOINDER

Boston Scientific Corporation hereby joins in the execution of this Asset Purchase Agreement for the limited purpose of (i) consenting to the transactions contemplated herein, and (ii) agreeing that Section 1.4 and Section 1.5 of this Asset Purchase Agreement shall be binding upon it.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Dan Brennan
Name: Dan Brennan
Title: Executive Vice President and Chief Financial Officer

JOINDER

Cardiac Pacemakers, Inc. hereby joins in the execution of this Asset Purchase Agreement for the limited purpose of consenting to the transactions contemplated herein.

CARDIAC PACEMAKERS, INC.

By:	/s/ Vance R. Brown
Name: Vance R. Brown
Title: Vice President and Secretary